Exhibit 10.2
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 7, 2024 (the “First Amendment Effective Date”) by and among EXPENSIFY, INC., a Delaware corporation (in its capacity as borrower representative, “Borrower Representative”), the Lenders party hereto, constituting Required Lenders, Canadian Imperial Bank of Commerce (in its individual capacity, “CIBC”, and in its capacity as administrative agent and collateral agent for the Lenders “Agent”).
RECITALS
A.Borrower Representative, Lenders and Agent are parties to that certain Second Amended and Restated Loan and Security Agreement, dated as of February 21, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.
B.Borrower Representative has requested certain modifications to the terms of the Agreement, and Agent and Required Lenders, although under no obligation to do so, have agreed to such modifications, on the terms set forth herein.
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to them in the Agreement.
2.Amendments.
2.1Section 7.7(a)(vi) of the Agreement is hereby amended and restated to read as follows:
(6)Borrower Representative may repurchase or otherwise retire certain shares of
(A) its common stock otherwise issuable
(x) upon conversion of restricted stock unit awards and
(y) pursuant to its stock purchase and matching plan, in each case, to satisfy certain tax obligations with respect to such restricted stock unit awards or shares owing by the applicable employee, and
(B) unvested options or restricted stock grants granted to of the employees, directors, officers or consultants under equity incentive plans to be repurchased upon the departure or other termination of service, provided that
(i) the aggregate amount of such repurchases described in clauses (A) and (B) shall not, during any consecutive twelve (12) month period, exceed $2,500,000,
(ii) no Default or Event of Default shall exist or result from such repurchase or other retirement of shares, and

Exhibit 10.2
(iii) Borrower Representative shall have delivered calculations certified by a Responsible Officer demonstrating pro forma financial covenant compliance to Administrative Agent concurrently with such repurchase, or
2.2Exhibit C to the Agreement is hereby amended and restated as set forth in Exhibit C attached hereto.
3.Waiver. Agent and Lender hereby agree to waive any Event of Default resulting from the repurchase of unvested equity incentive options of Borrower Representative from employees, consultants, officers or directors, in each case, in connection with the termination of service, in excess of amounts permitted under Section 7.7 (as in effect prior to the effectiveness of this Amendment) in amounts as disclosed to Agent as of the date of this Amendment from January 1, 2022 through the date of this Amendment, in amounts not exceeding the following: fiscal year 2024 (through date of this Amendment): $32,000, fiscal year 2023: $17,000; fiscal year 2022: $25,000. The foregoing waiver shall be precisely limited as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document except as expressly set forth herein, (b) create a course of dealing with respect to any future amendment, waiver, consent or other modification of any other term or condition of the Loan Documents (or with respect to any existing or future breach of the Loan Documents), or (c) otherwise prejudice any right or remedy which Secured Parties may now have or may have in the future under or in connection with any Loan Document.
4.Obligations. Each Borrower hereby acknowledges that the Obligations are due and owing as set forth in the Agreement without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind. All security interests granted to Agent by Borrowers under any Loan Document is hereby reaffirmed by Borrowers and shall continue to secure the Obligations from the Closing Date. Except as expressly set forth herein, the terms of the Loan Documents remain in effect. This Amendment is a Loan Document.
5.Representations. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants as follows:
5.1The representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects as of the date of this Amendment (except for such representations and warranties referring to another date, which representations and warranties are true and correct in all material respects as of such date), provided that the Perfection Certificate is hereby amended and restated as set forth in the Schedule hereto.
5.2No Event of Default has occurred or presently exists.
5.3Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment.
5.4The execution and delivery by each Borrower of this Amendment and the performance by such Borrower of its obligations under the Agreement (a) have been duly authorized by all necessary action on the part of such Borrower, and (b) will not contravene (i) any law or regulation binding on or affecting such Borrower, (ii) any contractual restriction with a Person binding on such Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (iv) the Operating Documents of such Borrower.
5.5The execution and delivery by each Borrower of this Amendment and the performance by such Borrower of its obligations under the Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made.

Exhibit 10.2
6.Counterparts; Electronic Execution of Documents. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document delivered in connection therewith by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart thereof.
7.Effectiveness. This Amendment shall be effective upon due execution and delivery of this Amendment by the parties hereto.
8.Expenses. Borrowers shall pay all Lender Expenses incurred in connection with this Amendment upon demand.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.
BORROWER REPRESENTATIVE:
EXPENSIFY, INC.
By:    /s/ Ryan Schaffer
    Name: Ryan Schaffer
    Title: CFO
ADMINISTRATIVE AGENT AND LENDER:
CANADIAN IMPERIAL BANK OF COMMERCE
By:    /s/ Ian Curry
    Name: Ian Curry
    Title: Authorized Signatory
By:    /s/ Joshua Tam
    Name: Joshua Tam
    Title: Authorized Signatory